Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-199561 on Form S-3, 333-198096 on Form S-4, and 333-161151, and 333-177572 on Form S-8 of our report dated March 2, 2015 relating to the consolidated financial statements and financial statement schedules of Integrys Energy Group, Inc. and subsidiaries, appearing in this Current Report on Form 8-K of Wisconsin Energy Corporation dated May 22, 2015.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

May 22, 2015